CANARY SUI ETF S-1/A

Exhibit 10.3.1

Staking & Delegation

Services Terms

Last Updated: December 8, 2025

These terms (these “Terms”) apply where “Client” or “Delegator” seeks to obtain certain staking and delegation services from one or more BitGo Entity (as defined below) from which Client is currently receiving wallet or custodial services under a Relevant Agreement (as defined below).

By delegating Tokens for the purposes of staking and delegation, Client agrees to be bound by these Terms as of Client’s first delegation (the “Staking Services Effective Date”). These terms supplement, and do not otherwise modify or supersede the provisions of the Relevant Agreement. Capitalized terms will have the meanings set out in the Definitions section below.

1. DEFINITIONS

1.1. “Additional Terms” means the certain terms specific to each Supported Blockchain, as set out at www.bitgo.com/legal/staking-additional-terms. The Additional Terms are subject to the protocols of the Supported Blockchain, including any changes to such protocols imposed by the respective Supported Blockchain in their sole discretion.

1.2. “BitGo Entity” means BitGo Bank & Trust, National Association, BitGo, Inc. or any affiliated BitGo entity that provides the Delegator Wallet supporting the Staking Services.

1.3. “BYOV Staking Services” or “Bring-Your-Own-Validator Staking Services” means the services described in Section 2.7.

1.4. “BYOV Staking Service Fee” has the meaning set forth in Section 2.8.

1.5. “Delegator’s Rewards” means the Net Rewards described in Section 2.

1.6. “Delegator Wallet” means a wallet that supports certain digital assets and is provided to Delegator by: (a) BitGo, Inc.; (b) BitGo Bank & Trust, National Association; or (c) another BitGo Entity.

1.7. “Law” means any applicable national, provincial, international, federal, state, county, and local statute, law, ordinance, regulation, rule, code, and order.

1.8. “Missed Rewards” means potential Rewards lost due to the failure of the BitGo Entity or a third-party staking provider to sign blocks, unless caused by factors beyond their control. Further, Missed Rewards do not include the optimization of Rewards.

1.9. “Net Rewards” means the total Rewards minus any Slashing Penalties.

1.10. “Party” refers to either the BitGo Entity or Delegator; “Parties” means, together, the relevant BitGo Entity and Delegator.

1.11. “Person” means any individual, organization, business, partnership, entity, corporation, or government.

1.12. “Platform” means the computational infrastructure or platform through which the BitGo Entity performs or enables the Staking Services and BYOV Staking Services, as applicable.

1.13. “Relevant Agreement” means an agreement between Client and a BitGo Entity pursuant to which the BitGo Entity provides one or more Delegator Wallets to Client.

1.13. “Rewards” means any rewards granted by the Supported Blockchain, including block rewards, endorser rewards, and transaction fees, as actually granted by the Supported Blockchain and received by a BitGo Entity or Delegator, as applicable, in connection with the performance of the Staking Services and BYOV Staking Services, as applicable.

1.14. “Slashing Penalties” means any penalty or reduction of Rewards applied by the Supported Blockchain.

1.15. “Staking Services” means the exercise by a BitGo Entity of Token Rights on behalf of Delegator under these Terms, as described in Section 2.1. “BYOV Staking Services” further described in Section 2.7 are considered Staking Services.

1.16. “Staking Service Fee” has the meaning set forth in Section 2.2.

1.17. “Supported Blockchain” means any proof-of-stake network or blockchain ledger on which BitGo Entity may exercise Token Rights delegated to it by Delegator.

1.18. “Token” means any digital blockchain assets (whole or fractional) that Delegator has delegated to BitGo Entity in accordance with the protocol of the applicable Supported Blockchain.

1.19. “Token Rights” means, together, Validation Rights and Voting Rights.

1.20. “Validation Rights” means rights of a Token owner to validate and sign the next definitive serial transaction record on a Supported Blockchain.

1.21. “Voting Rights” means rights of a Token owner to vote upon proposals related to the operation and governance of the respective Supported Blockchain.

1.22. “Website” means https://bitgo.com.

2. SERVICES, REWARDS, SERVICE FEE, PROTOCOL CHANGES, WITHDRAWAL

2.1. Staking Services. Subject to these Terms, the BitGo Entity, directly or through a third-party staking provider, will: (a) stake the Tokens Client has delegated by exercising the Validation Rights in a manner intended to generate Net Rewards; and (b) exercising the Voting Rights, unless Delegator elects to exercise the Voting Rights directly in accordance with the Supported Blockchain’s protocols by providing prior written notice to the BitGo Entity. The BitGo Entity may consolidate the Token Rights delegated by Delegator with other Token Rights delegated to or otherwise exercised by the BitGo Entity.

2.2. Staking Service Fee. In exchange for the performance of the Staking Services, the BitGo Entity shall receive the validator service fees as set out in the Additional Terms or as otherwise agreed upon by the Parties in writing (the “Staking Service Fee”). The Staking Service Fee is in addition to any fees under the Relevant Agreement. Assets staked as part of the Staking Services shall continue to be taken into account for purposes of calculating any fees on balances of assets as agreed in the Relevant Agreement (i.e. custody fees, digital assets storage fees and/or similar fees). Staking transactions will not incur “outgoing transaction” fees under the Relevant Agreement, but Client remains responsible for any applicable network fees.

2.3. Transfer of Net Rewards. The BitGo Entity’s performance of the Staking Services is expected to result in the transfer of Net Rewards by the Supported Blockchain depending on the particular Token as follows: (a) for a standard token flow (the “Standard Flow”), Net Rewards (exclusive of the Staking Service Fee) go directly to the Delegator Wallet, and the BitGo Entity receives the Staking Service Fee separately; (b) for a non-standard token flow (the “Non-standard Flow”), Net Rewards (inclusive of the Staking Service Fee) go to the Delegator Wallet, and the Delegator will pay the Staking Service Fee to the BitGo Entity as invoiced. The Net Rewards may be in the same denomination as the Tokens that Delegator delegated under these Terms. The transfer of Net Rewards is subject to the Supported Blockchain’s protocols and any variations to this section that may be set out in the Additional Terms. Delegator acknowledges: (i) Rewards distribution is not guaranteed, and (ii) the BitGo Entity is not responsible in any way for any, and Delegator is solely responsible for, losses from protocol errors or incorrect wallet address of Delegator, and (iii) nothing in these Terms guarantees the optimization of Rewards.

2.4. Slashing. Other than in the case of BYOV Staking Services and subject to Section 4.1 below, the BitGo Entity will use commercially reasonable efforts to prevent any Slashing Penalties. T If applicable, the BitGo Entity will replace Delegator’s Tokens, provided that such Slashing Penalties are not a result of: (a) the Supported Blockchain failures caused by bugs, maintenance, upgrades, or general failure; (b) Delegator’s acts or omissions; (c) acts or omissions of any third party service provider; (d) acts by a hacker or other malicious actor; or (e) any other events outside of the BitGo Entity’s reasonable control.

2.5. Protocol Changes, Airdrops & Forks. Delegator acknowledges that a Supported Blockchain’s protocol may change, and airdrops or forks may arise, in each case outside of the control of the BitGo Entity. Accordingly, and except as may be otherwise provided in these Terms: (a) the BitGo Entity may respond to protocol changes, airdrops or forks in any way that the BitGo Entity determines appropriate in its reasonable and sole discretion; (b) the exercise by the BitGo Entity of any right or power that is available to it in its capacity as a validating node on the Supported Blockchain shall not constitute a breach any obligation owed to Delegator under these Terms; and (c) the BitGo Entity will not be responsible for any losses, liabilities, damages, or reductions in value in respect of the Tokens or otherwise suffered by Delegator in connection with such protocol changes, airdrops or forks. In the event that a Supported Blockchain undergoes a protocol change, such change shall be deemed incorporated into and shall supersede any conflicting terms of the Additional Terms, to the extent determined necessary by the BitGo Entity in its sole discretion.

2.6. Withdrawal Limitations. Tokens withdrawn by Delegator may be subject to unbonding periods imposed by a Supported Blockchain’s protocol. Tokens and Net Rewards may be unavailable to Delegator during the unbonding periods and subject to other restrictions imposed by the Supported Blockchain. The BitGo Entity will not be liable for any losses, liabilities, damages, reductions in value, or foregone opportunities incurred by Delegator in connection with the events described in this section.

2.7 BYOV Staking Services and Fees. In the BitGo Entity’s sole discretion, and on a case-by-case basis, Client may be permitted to separately delegate assets to a validator of the Client’s choosing (“BYOV Staking Servies”), instead of utilizing a validator offered by the BitGo Entity. In exchange for the performance of the BYOV Staking Services, the BitGo Entity will receive the service fees from Client as agreed upon by the Parties in writing (the “BYOV Staking Service Fee”). The BYOV Staking Service Fee is in addition to any fees described in Client’s Relevant Agreement. Assets staked as part of the BYOV Staking Services shall continue to be taken into account for purposes of calculating any fees on balances of assets as agreed in the Relevant Agreement (i.e. custody fees, digital assets storage fees and/or similar fees). Staking transactions will not result in an “outgoing transaction” fees that may be applied under the Relevant Agreement, but Client remains responsible for any applicable network fees. Unless otherwise agreed, BYOV Staking Service Fee shall be paid in U.S. Dollars by Client to the relevant BitGo Entity in arrears upon invoice. Client shall provide reasonable assistance to the BitGo Entity to ensure accurate invoicing.

3. TERM AND TERMINATION

3.1. Term, Termination and Survival. The term of these Terms commences on the Staking Services Effective Date and remains in effect until terminated by either Party: (a) in the case of Delegator, by written notice to the BitGo Entity, or (b) in the case of the BitGo Entity, by taking steps to terminate the delegation of Tokens of Delegator to the BitGo Entity. Termination is subject to any restrictions on termination provided in the Additional Terms. Upon termination of these Terms, (i) Delegator will cease delegating Tokens; (ii) Delegator will initiate re-delegation and unbonding of the Tokens, as applicable; and (ii) Delegator will make payment of all outstanding amounts owing to the BitGo Entity under these Terms. The following provisions will survive any expiration or termination of these Terms: Sections 1, 3, 4, 5, and 6.

4. LIMITATION OF LIABILITY, INDEMNIFICATION

4.1. Limitation of Liability.

(a) Staking Services Limitation of Liability. IN NO EVENT WILL ANY BITGO ENTITY BE LIABLE TO DELEGATOR OR ANY OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES OR LOSSES OF ANY KIND (INCLUDING MISSED REWARDS, REVENUES OR PROFITS) ARISING FROM OR RELATING TO THESE TERMS OR THE STAKING SERVICES, REGARDLESS OF WHETHER BITGO ENTITY WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF. Furthermore, no BitGo Entity shall be liable to Delegator, its customers or any other person for any Slashing Penalty or Missed Rewards or any other damages or losses caused by any protocol-wide malfunctions of a Supported Blockchain or bug(s) or malfunctions in any validator’s software. No BitGo Entity will be liable for “correlated Slashing Penalties” on the Ethereum blockchain. The BitGo Entity’s aggregate liability for direct damages under these Terms will not exceed the amount equal to the sum of the Staking Service Fees collected by the BitGo Entity under these Terms during the period six (6) months prior to the event giving rise to the liability. For Slashing Penalties, the BitGo Entity’s total liability for each Supported Blockchain is capped at the amount of Staking Service Fees collected by BitGo Entity for that Supported Blockchain in the six (6) months prior to the event giving rise to the Slashing Penalty being assessed. For Missed Rewards, a BitGo Entity’s liability for each Supported Blockchain is capped at the amount of Staking Service Fees collected by that BitGo Entity for that Supported Blockchain in the three (3) months prior to the event giving rise to the Rewards being missed. Without limiting the foregoing, no BitGo Entity will be liable to Delegator or any other party for any damages or losses of any kind arising from or relating to any malfunction or failure of the Supported Blockchain.

(b) BYOV Staking Services Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 4.1(A) OR ELSEWHERE IN THIS AGREEMENT, IN NO EVENT WILL ANY BITGO ENTITY BE LIABLE TO DELEGATOR OR ANY OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES OR LOSSES OF ANY KIND (INCLUDING MISSED REWARDS, REVENUES OR PROFITS) OF ANY KIND RELATED TO BYOV STAKING SERVICES UNLESS SUCH DAMAGES OR LOSSES ARE CAUSED BY THE BITGO ENTITY’S GROSS NEGLIGENCE, FRAUD, OR BAD FAITH.

For clarity, no BitGo Entity shall be liable for any losses, including but not limited to, Slashing Penalties resulting from the use of BYOV Staking Services.

4.2. Indemnification. Client will indemnify and hold the BitGo Entities, their affiliates, and each of its and their respective subcontractors, licensors and agents and directors, officers, employees and representatives harmless from and against all damages arising from or related to any third party claim arising from or related to Client’s acts or omissions, including without limitation any breach of these Terms.

4.3 Release of Liability. To the fullest extent permitted by Law, Client hereby releases, discharges, and holds the BitGo Entities, their affiliates, officers, directors, employees, agents, and representatives (the “Released Parties”) harmless from any and all claims, demands, actions, suits, or causes of action, whether arising in contract, tort, or otherwise, including but not limited to any claims for loss, or expenses, arising out of or in connection with the performance of the BYOV Staking Services, except in cases of gross negligence, fraud, or willful misconduct on the part of the Released Parties.

4.4 Relevant Agreement. These Terms shall be incorporated to the Relevant Agreement, and the Staking Services shall be deemed “Services” under such Relevant Agreement. In the event of a conflict between the Relevant Agreement and these Terms, these Terms shall control solely with respect to Staking Services. For other matters, the terms of the Relevant Agreement shall control.

5. REPRESENTATIONS AND WARRANTIES

5.1. Representations and Warranties of Delegator. Delegator represents and warrants to each relevant BitGo Entity, as of the Staking Services Effective Date and each date on which Delegator delegates Token Rights under these Terms, that: (a) Delegator has all right, title, and interest in and to the Tokens; (b) the execution, delivery, and performance of these Terms by Delegator (i) does and will not conflict with or violate any Law, and (ii) are not in violation or breach of, and will not conflict with or constitute a default under, any contract, addendum, or commitment binding upon Delegator; (c) Delegator is not entering into these Terms or delegating Token Rights for the purpose of making an investment with respect to any BitGo Entity or its securities, but instead, and only, to receive the Staking Services from the BitGo Entity; (d) without limiting the foregoing, Delegator acknowledges and agrees that the entering into and performance of these Terms by each Party (including the delegation of Token Rights by Delegator) does not (i) represent or constitute a loan or a contribution of capital to, or other investment in, any BitGo Entity; or (ii) provide Delegator with any ownership interest, equity, security, or right to or interest in the assets, rights, properties, revenues or profits of, or voting rights whatsoever in, any BitGo Entity. Delegator has conducted its own due diligence and analysis of the Supported Blockchain and the matters provided under these Terms in order to determine whether Delegator wishes to enter into these Terms and delegate Token Rights to BitGo Entity for purposes of receiving Staking Services by the BitGo Entity. Delegator has not relied upon any information, statement, omission, representation or warranty, express or implied, written or oral, made by or on behalf of any BitGo Entity in connection with the entering into and performance of these Terms by the Parties.

6. DISCLAIMER, ACKNOWLEDGEMENT OF RISK

6.1. Disclaimer. Delegator acknowledges and agrees that use of the Staking Services is at their sole risk. Each relevant BitGo Entity provides the Staking Services on an “as-is” and “as-available” basis and, to the maximum extent permitted by Law, each BitGo Entity disclaims all representations, warranties and conditions regarding the Staking Services or Client’s use thereof, including without limitation any warranties or conditions of merchantability, merchantable quality, durability, fitness for a particular purpose, non-infringement, title, quiet enjoyment or quiet possession and those arising by Law, or from a course of dealing or usage of trade. BitGo Entity does not warrant that the Staking Services will meet Delegator’s requirements or expectations, will operate without interruptions, will be error-free, virus-free, that the results obtained from their use will be timely, accurate, reliable or current, or that any or all deficiencies can be found or corrected.

6.2. Acknowledgement of Risk. Delegator understands and agrees that: (a) there are risks associated with the use, holding and staking of Tokens including but not limited to the risks as described in the Addtional Terms, and Delegator represents and warrants that it: (i) fully understands and is knowledgeable and experienced with the nature, use, holding and staking of Tokens and related protocols; (ii) is capable of evaluating the benefits and risks thereof; and (iii) is capable of bearing the economic risk of using, holding and staking Tokens, including without limitation the risk of loss or forfeiture of any staked Tokens; (b) the continued ability to stake Tokens or provide the Staking Services is dependent on many elements beyond the BitGo Entity’s control, including without limitation, the publication of blocks, network connectivity, hacking or changes in technical elements and the protocols of the applicable Supported Blockchains; (c) regulatory authorities may have not reviewed or passed on the merits, legality or fungibility of Tokens or the use, holding or staking of Tokens; (d) the staking of Tokens or the use of the BitGo Entity’s Staking Services may become subject to regulatory controls that limit, restrict, prohibit or otherwise impose conditions on such activities; (e) Rewards are not guaranteed and may vary depending on many elements beyond the BitGo Entity’s control, including applicable Supported Blockchain’s protocols of the, and Delegator is not relying on the BitGo Entity to generate any profits or return; and (f) and Delegator is solely responsible for complying with Laws, and the BitGo Entity does not warrant that the Staking Services are legal for use by Delegator in its jurisdiction.

For more information visit https://www.bitgo.com/products/staking/